Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
July 24, 2007	CONTACT:	David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Record Earnings
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that second quarter earnings were a record $7.44 million, or $0.66 per diluted share. This represents a 2.02% increase over second quarter 2006 earnings of $7.29 million, or $0.65 diluted earnings per share. Return on average assets was 1.40% for the second quarter of 2007 compared with 1.47% for the second quarter of 2006. Return on average equity for the second quarter of 2007 was 13.56%, compared to 14.74% for the same period in 2006. Return on average tangible equity was 19.12% for the second quarter of 2007 compared to 21.61% for second quarter 2006.
Year-to-date earnings were also a record $14.56 million, or $1.28 diluted earnings per share, a 3.02% increase over the same period of 2006. Return on average assets for the period was 1.41% and return on average equity was 13.45% for the period.
The Company continues to see improvements in non-interest expenses. Second quarter and year-to-date non-interest expense decreased $513 thousand, or 4.08%, and $1.69 million, or 6.51%, compared with their respective 2006 periods. Salaries and benefits again led the decreases as second quarter saw a decrease of $617 thousand, or 9.10%, and year-to-date had a $2.11 million, or 14.35%, decrease compared with 2006. The continuing benefits of the consolidation of both loan and deposit operations, along with a reduction in redundant processes has led to further improvements in overall efficiency and the significant reduction in salaries and employee benefits.
The American Banker recognized the Company as one of the Nation’s top 100 most efficient banks in 2006, with its ranking based on its 51.05% efficiency ratio. The Company has continued the same improving trend in 2007 with a year-to-date efficiency ratio of 50.69%.
The Company’s efficiency program is ongoing and is moving into a second phase that will focus on consolidation of other branch processes, improved branch staffing and review of significant service contracts. These programs are targeted at further reductions in the general level of operating costs. The Company is also achieving further operating efficiencies through an internal reorganization shifting to a line of business structure.
Steadily improving credit quality metrics and net charge-offs of only $576 thousand in the second quarter led the Company to make no provision for loan losses for the second consecutive quarter. At the close of the second quarter, the Company reports its lowest ever level of non-accrual loans and non-performing assets. Nonaccrual loans reached the all-time low of $2.91 million, or 0.23% of total loans. Other real estate owned was only $593 thousand, and when combined with non-performing assets, amounted to a scant 0.16% of total assets.
Never before in the history of the Company have non-performing assets been at such low levels. The Company has strategically avoided exposure to alternative mortgage structures and high-risk development lending through disciplined underwriting and strong credit approval processes. These factors have led to very low delinquencies and non-performing metrics, as well as reduced loan loss provisions in stark contrast to many of its peers. The Company initiated these measures for enhanced credit quality over two years ago in preparation for the eventual slowdown in real estate markets.
This fall, First Community will open a new branch in the Chesterfield Towne Center in Richmond, Virginia. Construction is also underway for a new location in Mechanicsville, which will be the sixth branch in the Richmond area.
In Princeton, West Virginia, First Community Bank is building a branch office in the new Princeton Crossing retail center that will further reinforce First Community’s reputation as the most convenient bank in the region. First Community has deposit footings of over $380 million and dominant market share of 41% in Mercer County.

Construction is well underway for new branches in Daniels and Summersville, West Virginia. The Daniels branch is slated to open in September, and will provide a convenient banking opportunity for Glade Springs, a 4,000 acre resort and upscale housing and golfing community. In Summersville, First Community’s new branch in the growing commercial area along U.S. Route 19 will be open in first quarter 2008.
The Company’s dividend yield on common shares rose to 3.46% at the close of the second quarter on its 2007 increase in quarterly dividend rate to $0.27 per share. Mergent recognized the Company as a Dividend Achiever for its record of dividend increases. 2007 is expected to be the sixteenth year of consecutive dividend increases to shareholders.
Financial Highlights
Second Quarter 2007
•	Interest income was $31.98 million, an improvement of $1.95 million, or 6.51%, over second quarter 2006. The increase over second quarter 2006 was due primarily to increases in average earning assets. The Company has been adding to its investment portfolio, and second quarter 2007 average investments increased $218.18 million, or 51.09%, over second quarter 2006.

•	Net interest income was down from the second quarter of 2006 due to increases in interest expense. Second quarter interest expense increased $3.11 million, or 26.27%, from 2006. Average interest bearing liabilities increased $130.17 million, or 8.71%, compared with second quarter 2006. Tax equivalent net interest margin was 3.78%. Margin has been further compressed by the large additions of investment securities during the last half of 2006 and the first half of 2007, despite the significant positive contribution to net interest income.

•	Wealth management revenues increased $273 thousand, or 37.30%, compared with the second quarter of 2006, reflective of the addition of wealth revenues by Investment Planning Consultants, Inc. beginning with its acquisition in November 2006. Other service charges, commissions, and fees increased $126 thousand, or 17.72%. Other operating income was $1.01 million for second quarter 2007, compared with $1.52 million for 2006; however, second quarter 2006 was positively impacted by a $702 thousand gain on the sale of the Company’s Drakes Branch, Virginia, office location. Total non-interest income from core banking activities increased $605 thousand, or 12.32%, compared with second quarter 2006.

•	Total non-interest expenses decreased $513 thousand from second quarter 2006. The decreases are attributed to the extensive cost savings measures executed by the Company. Salaries and benefits decreased $617 thousand from the second quarter of 2006. The second quarter efficiency ratio was 50.25% compared to 50.49% in 2006, and ranks among the strongest in the industry.

•	Credit quality remains very sound with total delinquencies as a percent of total loans at 0.55% at June 30, 2007, compared with 0.45% and 0.91% at June 30 and December 31, 2006, respectively. The allowance for loan losses as a percent of loans held for investment was 1.12% compared with 1.12% and 1.13% at June 30 and December 31, 2006, respectively. Non-performing assets declined to $3.50 million from $3.85 million and $4.07 million at June 30 and December 31, 2006, respectively.

•	Non-performing assets as a percentage of loans held for investment and other real estate were 0.28% compared with 0.29% and 0.32% at June 30 and December 31, 2006, respectively. The Company holds no non-traditional mortgage products in its loan portfolio.

•	Net charge-offs were $576 thousand compared to $898 thousand in the second quarter of 2006. As discussed previously, the Company made no provision for loan losses in the second quarter of 2007 compared with $811 thousand in the second quarter of 2006.

•	On a same-branch basis, average deposits have increased $9.70 million compared to the second quarter of 2006. During 2006, the Company sold two branches with second quarter 2006 average deposits totaling $26.07 million.

•	During the second quarter, the board of directors declared a dividend to stockholders of twenty-seven cents ($0.27) per share. The dividend represents an increase of 3.85% over the $0.26 per share paid in the second quarter of 2006. The year 2007 is projected to be the 16th consecutive year of dividend increases to stockholders. Dividends have increased at an average annual rate of over 10% since 1991. The first quarter dividend yield was 3.46% based on the June 30, 2007, market value.
Year-to-Date 2007
•	Interest income was $62.67 million, an improvement of $3.72 million, or 6.31%, over the first half of 2006. The increase was due primarily to increases in average earning assets.

•	Net interest income was down from the first half of 2006 due to increases in interest expense. Year-to-date interest expense increased by $5.93 million, or 26.09%, from 2006. Tax equivalent net interest margin was 3.87%.

•	Wealth management revenues increased $608 thousand, or 42.97%, compared to the first half of 2006. Other service charges and commissions increased $256 thousand, or 17.64%, compared to the first half of 2006. Other operating income was $862 thousand less than 2006; however, 2006 was positively impacted by a $676 thousand recovery from a 1996 payment systems fraud and a $702 thousand gain on the sale of the Drakes Branch, Virginia, office.

•	Non-interest expenses decreased $1.69 million from the first half of 2006. Salaries and benefits decreased $2.11 million, or 14.35%, from 2006. The year-to-date efficiency ratio was 50.69% compared with 53.39% in 2006.

•	Since year-end 2006, consolidated assets have increased $134.90 million, a 13.38% annualized growth rate, to $2.17 billion compared to $2.03 billion.

•	Total stockholders’ equity for the Company was $216.26 million, resulting in a book value per common share outstanding of $19.25 compared to $212.73 million and $18.92 per common share at December 31, 2006, and $197.90 million and $17.71 per common share a year ago.
The Company will host an investor and media teleconference and webcast on Wednesday, July 25, 2007, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s second quarter 2007 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.17 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-six locations and four wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $861 million at June 30, 2007. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2007	2006	2007	2006
Interest Income	Interest and fees on loans held for investment	$23,404	$24,506	$46,923	$48,431
	Interest on securities-taxable	6,030	3,224	11,011	6,101
	Interest on securities-nontaxable	2,150	1,816	4,062	3,642
	Interest on federal funds sold and deposits	395	479	669	774

	Total interest income	31,979	30,025	62,665	58,948

Interest Expense	Interest on deposits	9,748	8,326	19,048	15,973
	Interest on borrowings	5,217	3,526	9,588	6,737

	Total interest expense	14,965	11,852	28,636	22,710

	Net interest income	17,014	18,173	34,029	36,238
	Provision for loan losses	—	811	—	1,219

	Net interest income after provision for loan losses	17,014	17,362	34,029	35,019

Non-Interest Income	Wealth management income	1,005	732	2,023	1,415
	Service charges on deposit accounts	2,662	2,655	5,071	5,072
	Other service charges, commissions and fees	837	711	1,707	1,451
	Gain on sale of securities	30	(94)	159	66
	Other operating income	1,013	1,516	1,802	2,664

	Total non-interest income	5,547	5,520	10,762	10,668

Non-Interest Expense	Salaries and employee benefits	6,165	6,782	12,576	14,683
	Occupancy expense of bank premises	1,020	1,011	2,077	2,051
	Furniture and equipment expense	780	858	1,603	1,708
	Amortization of intangible assets	105	144	208	234
	Other operating expense	4,005	3,793	7,769	7,245

	Total non-interest expense	12,075	12,588	24,233	25,921

	Income before income taxes	10,486	10,294	20,558	19,766
	Income tax expense	3,047	3,002	5,995	5,630

	Net income	$7,439	$7,292	$14,563	$14,136

	Basic earnings per common share (EPS)	$0.66	$0.65	$1.29	$1.26
	Diluted earnings per common share (DEPS)	$0.66	$0.65	$1.28	$1.25
	Weighted Average Shares Outstanding:
	Basic	11,260,868	11,201,052	11,260,126	11,216,940
	Diluted	11,320,227	11,258,581	11,334,486	11,277,032
	For the period:
	Return on average assets	1.40%	1.47%	1.41%	1.45%
	Return on average equity	13.56%	14.74%	13.45%	14.42%
	Return on average tangible equity	19.12%	21.61%	19.02%	21.14%
	Cash dividends per share	$0.27	$0.26	$0.54	$0.52
	At period end:
	Book value per share	$19.25	$17.71	$19.25	$17.71
	Market value	$31.19	$32.99	$31.19	$32.99

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(In Thousands, Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2007	2007	2006	2006	2006
Interest Income	Interest and fees on loans held for investment	$23,404	$23,519	$24,451	$24,578	$24,506
	Interest on securities-taxable	6,030	4,981	4,353	3,497	3,224
	Interest on securities-nontaxable	2,150	1,912	1,852	1,877	1,816
	Interest on federal funds sold and deposits	395	274	182	288	479

	Total interest income	31,979	30,686	30,838	30,240	30,025

Interest Expense	Interest on deposits	9,748	9,300	9,135	8,760	8,326
	Interest on borrowings	5,217	4,371	4,052	3,724	3,526

	Total interest expense	14,965	13,671	13,187	12,484	11,852

	Net interest income	17,014	17,015	17,651	17,756	18,173
	Provision for loan losses	—	—	908	579	811

	Net interest income after provision for loan losses	17,014	17,015	16,743	17,177	17,362

Non-Int Income	Wealth management income	1,005	1,018	773	623	732
	Service charges on deposit accounts	2,662	2,409	2,559	2,611	2,655
	Other service charges, commissions and fees	837	870	791	750	711
	(Loss) gain on sale of securities	30	129	15	(6)	(94)
	Other operating income	1,013	789	1,419	1,120	1,516

	Total non-interest income	5,547	5,215	5,557	5,098	5,520

Non-Int Expense	Salaries and employee benefits	6,165	6,411	6,033	6,151	6,782
	Occupancy expense of bank premises	1,020	1,057	978	1,039	1,011
	Furniture and equipment expense	780	823	887	871	858
	Amortization of intangible assets	105	103	88	88	144
	Other operating expense	4,005	3,764	3,717	4,064	3,793

	Total non-interest expense	12,075	12,158	11,703	12,213	12,588

	Income before income taxes	10,486	10,072	10,597	10,062	10,294
	Income tax expense	3,047	2,948	2,970	2,877	3,002

	Net income	$7,439	$7,124	$7,627	$7,185	$7,292

Per Share	Basic EPS	$0.66	$0.63	$0.68	$0.64	$0.65
	Diluted EPS	$0.66	$0.63	$0.68	$0.64	$0.65
	Cash dividends per share	$0.27	$0.27	$0.26	$0.26	$0.26
	Weighted Average Shares Outstanding:
	Basic	11,260,868	11,259,375	11,211,535	11,174,479	11,201,052
	Diluted	11,320,227	11,346,828	11,297,931	11,245,073	11,258,581
	Actual shares oustanding at period end	11,232,466	11,271,302	11,245,742	11,183,668	11,176,455
	Book Value per share at period end	$19.25	$19.33	$18.92	$18.40	$17.71
	Market Value per share at period end	$31.19	$39.00	$39.56	$33.37	$32.99

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2007	2007	2006	2006	2006
Cash and due from banks	$40,879	$42,394	$47,909	$38,961	$43,620
Interest-bearing deposits with banks	33,380	17,082	9,850	13,473	29,714
Securities available for sale	658,901	612,977	508,370	475,528	405,761
Securities held to maturity	13,177	19,266	20,019	20,250	20,641
Loans held for sale	1,818	1,068	781	1,046	1,293
Loans held for investment, net of unearned income	1,243,076	1,258,847	1,284,863	1,299,220	1,318,943
Less allowance for loan losses	13,934	14,510	14,549	14,946	14,710

Net loans	1,229,142	1,244,337	1,270,314	1,284,274	1,304,233
Premises and equipment	42,274	38,381	36,889	35,879	35,888
Other real estate owned	593	600	258	753	910
Interest receivable	12,892	11,835	12,141	11,435	10,179
Intangible assets	62,017	62,092	62,196	60,796	60,883
Other assets	73,522	65,763	64,971	65,174	66,510

Total Assets	$2,168,595	$2,115,795	$2,033,698	$2,007,569	$1,979,632

Deposits:
Demand	$241,423	$242,254	$244,771	$245,097	$253,664
Interest-bearing demand	143,080	148,735	140,578	145,519	139,861
Savings	333,855	325,454	317,678	327,120	344,436
Time	703,602	703,141	691,744	678,490	672,047

Total Deposits	1,421,960	1,419,584	1,394,771	1,396,226	1,410,008
Interest, taxes and other liabilities	21,000	20,522	19,641	19,223	18,056
Federal funds purchased	—	45,000	7,700	15,500	—
Securities sold under agreements to repurchase	217,987	220,198	201,185	172,711	149,507
FHLB and other indebtedness	291,387	192,654	197,671	198,127	204,158

Total Liabilities	1,952,334	1,897,958	1,820,968	1,801,787	1,781,729

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,633	108,769	108,806	108,605	108,602
Retained earnings	108,601	104,198	100,117	95,414	91,136
Treasury stock, at cost	(8,341)	(7,124)	(7,924)	(9,866)	(10,097)
Accumulated other comprehensive income (loss)	(4,131)	495	232	130	(3,237)

Total Stockholders’ Equity	216,261	217,837	212,730	205,782	197,903

Total Liabilities and Stockholders’ Equity	$2,168,595	$2,115,795	$2,033,698	$2,007,569	$1,979,632

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
	(Dollars in Thousands)
Ratios
Return on average assets	1.40%	1.42%	1.51%	1.45%	1.47%
Return on average equity	13.56%	13.33%	14.41%	14.05%	14.74%
Return on average tangible equity	19.12%	18.92%	20.57%	20.29%	21.61%
Net interest margin	3.78%	3.98%	4.09%	4.20%	4.28%
Efficiency ratio for the quarter (a)	50.25%	51.13%	48.02%	49.44%	50.49%
Efficiency ratio year-to-date (a)	50.69%	51.13%	51.05%	52.07%	53.39%
Equity as a percent of total assets at end of period	9.97%	10.30%	10.46%	10.25%	10.00%
Average earning assets as a percentage of average total assets	90.47%	90.39%	90.32%	90.06%	90.55%
Average loans as a percentage of average deposits	88.82%	90.90%	92.97%	93.52%	93.06%

Average Balances
Investments	$645,266	$552,383	$501,042	$443,680	$427,085
Loans	1,253,679	1,265,628	1,296,754	1,305,839	1,328,768
Earning assets	1,931,247	1,841,235	1,812,181	1,774,277	1,797,214
Total assets	2,134,612	2,037,006	2,006,377	1,970,003	1,984,741
Deposits	1,411,476	1,392,309	1,394,881	1,396,271	1,427,845
Interest-bearing deposits	1,176,940	1,162,735	1,156,582	1,155,743	1,187,549
Borrowings	484,410	408,726	381,845	351,909	340,694
Interest-bearing liabilities	1,661,350	1,571,461	1,541,702	1,510,816	1,531,183
Equity	219,989	216,807	209,985	202,922	198,440
Tax equivalent net interest income	18,186	18,057	18,660	18,775	19,161

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$14,510	$14,549	$14,946	$14,710	$14,797
Provision for Loan Losses	—	—	908	579	811
Charge-offs	(911)	(893)	(1,607)	(832)	(1,389)
Recoveries	335	854	302	489	491

Net charge-offs	(576)	(39)	(1,305)	(343)	(898)

Ending balance	$13,934	$14,510	$14,549	$14,946	$14,710

Summary of Asset Quality
Nonaccrual loans	$2,910	$4,074	$3,813	$3,657	$2,937
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	2,910	4,074	3,813	3,657	2,937

Other real estate owned	593	600	258	753	910

Total non-performing assets	$3,503	$4,674	$4,071	$4,410	$3,847

Restructured loans	$256	$265	$272	$281	$289

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.23%	0.32%	0.30%	0.28%	0.22%
Non-performing assets as a percentage of:
Total assets	0.16%	0.22%	0.20%	0.22%	0.19%
Loans held for investment plus other real estate owned	0.28%	0.37%	0.32%	0.34%	0.29%
Annualized net charge-offs as a percentage of average loans held for investment	0.18%	0.01%	0.40%	0.10%	0.27%
Allowance for loan losses as a percentage of loans held for investment	1.12%	1.15%	1.13%	1.15%	1.12%
Ratio of allowance for loan losses to nonaccrual loans	4.79	3.56	3.82	4.09	5.01

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended June 30,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,251,696	$23,379	7.49%	$1,327,278	$24,487	7.40%
Tax Exempt	1,983	38	7.69%	1,490	30	8.08%

Total	1,253,679	23,417	7.49%	1,328,768	24,517	7.40%
Securities Available for Sale
Taxable	439,504	6,024	5.50%	257,838	3,218	5.01%
Tax Exempt	189,526	2,993	6.33%	147,869	2,367	6.42%

Total	629,030	9,017	5.75%	405,707	5,585	5.52%
Held to Maturity Securities
Taxable	378	6	6.37%	388	5	5.17%
Tax Exempt	15,858	316	7.99%	20,990	427	8.16%

Total	16,236	322	7.95%	21,378	432	8.11%
Interest-bearing Deposits with Banks	32,302	395	4.90%	41,361	479	4.65%

Total Earning Assets	1,931,247	$33,151	6.89%	1,797,214	$31,013	6.92%
Other Assets	203,365			187,527

Total	$2,134,612			$1,984,741

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$147,570	$118	0.32%	$148,502	$111	0.30%
Savings Deposits	324,759	1,776	2.19%	355,826	1,761	1.99%
Time Deposits	704,611	7,854	4.47%	683,221	6,454	3.79%
Fed Funds Purchased & Repurchase Agreements	228,856	2,206	3.87%	136,522	1,142	3.36%
FHLB Borrowings & Other Long-term Debt	255,554	3,011	4.73%	204,172	2,384	4.68%

Total Interest-bearing Liabilities	1,661,350	14,965	3.61%	1,528,243	11,852	3.11%
Noninterest-bearing Demand Deposits	234,536			240,296
Other Liabilities	18,737			17,762
Stockholders’ Equity	219,989			198,440

Total	$2,134,612			$1,984,741

Net Interest Income		$18,186			$19,161

Net Interest Rate Spread (3)			3.28%			3.81%

Net Interest Margin (4)			3.78%			4.28%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Six Months Ended June 30,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,257,722	$46,877	7.52%	$1,330,375	$48,391	7.34%
Tax Exempt	1,898	71	7.54%	1,531	62	8.17%

Total	1,259,620	46,948	7.52%	1,331,906	48,453	7.34%
Securities Available for Sale
Taxable	405,390	10,999	5.47%	254,702	6,091	4.82%
Tax Exempt	175,701	5,553	6.37%	149,991	4,726	6.35%

Total	581,091	16,552	5.74%	404,693	10,817	5.39%
Held to Maturity Securities
Taxable	380	12	6.37%	389	10	5.18%
Tax Exempt	17,611	699	8.00%	21,938	876	8.05%

Total	17,991	711	7.97%	22,327	886	8.00%
Interest-bearing Deposits with Banks	27,788	669	4.85%	35,134	774	4.44%

Total Earning Assets	1,886,490	$64,880	6.94%	1,794,060	$60,930	6.85%
Other Assets	199,588			178,179

Total	$2,086,078			$1,972,239

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$146,770	$229	0.31%	$147,490	$217	0.30%
Savings Deposits	322,223	3,449	2.16%	357,804	3,393	1.91%
Time Deposits	700,884	15,370	4.42%	679,745	12,363	3.67%
Fed Funds Purchased & Repurchase Agreements	221,695	4,241	3.86%	133,566	2,103	3.18%
FHLB Borrowings & Other Long-term Debt	225,082	5,347	4.79%	202,118	4,634	4.62%

Total Interest-bearing Liabilities	1,616,654	28,636	3.57%	1,520,723	22,710	3.01%
Noninterest-bearing Demand Deposits	232,069			235,987
Other Liabilities	18,949			17,806
Stockholders’ Equity	218,406			197,723

Total	$2,086,078			$1,972,239

Net Interest Income		$36,244			$38,220

Net Interest Rate Spread (3)			3.37%			3.84%

Net Interest Margin (4)			3.87%			4.30%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.